Exhibit 5.1 575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel www.katten.com February 24, 2021

To the Addresses Listed

      on Schedule A Attached Hereto

Re:	GM Financial Automobile Leasing Trust 2021-1 – Corporate Opinion

Ladies and Gentlemen:

We have acted as special counsel to AmeriCredit Financial Services, Inc. d/b/a GM Financial, a Delaware corporation (“GM Financial”), GMF Leasing LLC, a Delaware limited liability company and a wholly-owned subsidiary of GM Financial (the “Depositor”), GM Financial Automobile Leasing Trust 2021-1, a Delaware statutory trust (the “Issuer”), APGO Trust, a Delaware statutory trust (“APGO”), and ACAR Leasing Ltd., a Delaware statutory trust (the “Titling Trust”), as to certain matters in connection with the $192,000,000 Class A-1 0.11542% Asset Backed Notes (the “Class A-1 Notes”), $543,750,000 Class A-2 0.17% Asset Backed Notes (the “Class A-2 Notes”), $483,730,000 Class A-3 0.26% Asset Backed Notes (the “Class A-3 Notes”), $102,200,000 Class A-4 0.33% Asset Backed Notes (the “Class A-4 Notes” and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”), $71,330,000 Class B 0.54% Asset Backed Notes (the “Class B Notes”), $66,410,000 Class C 0.70% Asset Backed Notes (the “Class C Notes”), $41,000,000 Class D 1.01% Asset Backed Notes (the “Class D Notes” and, collectively with the Class A Notes, the Class B Notes and the Class C Notes, the “Notes”), which will be issued pursuant to an Indenture, dated as of January 5, 2021 (the “Indenture”), among the Issuer, Wells Fargo Bank, National Association (“Wells Fargo”), as indenture trustee (in such capacity, the “Indenture Trustee”) and GM Financial, as servicer (in such capacity, the “Servicer”). The “Publicly Offered Notes” consist of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

Capitalized terms not otherwise defined herein have their respective meanings set forth in Appendix 1 to the 2021-1 Exchange Note Supplement (the “2021-1 Exchange Note Supplement”), among the Titling Trust, as borrower (in such capacity, the “Borrower”), Wells Fargo, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), and GM Financial, as lender (in such capacity, the “Lender”) and the Servicer, or, if not defined in Appendix 1 to the Exchange Note Supplement, in Appendix A to the Second Amended and Restated Credit and Security Agreement, dated as of January 24, 2018 (the “Credit and Security Agreement”), among the Borrower, the Administrative Agent, the Collateral Agent, the Lender and the Servicer.

KATTEN MUCHIN ROSENMAN LLP

CENTURY CITY     CHARLOTTE     CHICAGO     DALLAS     LOS ANGELES

NEW YORK     ORANGE COUNTY     SHANGHAI     WASHINGTON, DC

A limited liability partnership including professional corporations

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

To the Addressees Listed

on Schedule A Attached Hereto

February 24, 2021

The term “Preliminary Prospectus” means the preliminary prospectus dated February 11, 2021, relating to the Publicly Offered Notes (which omitted certain Rule 430D Information), as filed with the Commission pursuant to Rule 424(h) of the Rules and Regulations including the documents incorporated by reference therein pursuant to the Securities Act of 1933, as amended (the “1933 Act”) at the time of such filing, used in connection with the offering of the Publicly Offered Notes (which omitted certain Rule 430D Information). The term “Prospectus” means the prospectus dated February 17, 2021, relating to the Publicly Offered Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations including the documents incorporated by reference therein pursuant to the 1933 Act at the time of such filing, used in connection with the offering of the Publicly Offered Notes. The term “Ratings FWP” means the free writing prospectus, dated February 11, 2021 and filed with the Commission on February 11, 2021, relating to the ratings on the Publicly Offered Notes pursuant to Rule 433 of the Rules and Regulations. The term “Time of Sale Information” means the Ratings FWP together with the Preliminary Prospectus.

The Depositor and the Titling Trust have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SF-3 (No. 333-229068), including a form of prospectus, for registration under the 1933 Act of the offering and sale of the Publicly Offered Notes. On February 11, 2021, the Depositor filed the Preliminary Prospectus with the Commission in accordance with the provisions of Rule 430D and Rule 424(h). On February 19, 2021, the Depositor filed the Prospectus in accordance with the provisions of Rule 430D and Rule 424(b). Any information included in the Prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430D is referred to as “Rule 430D Information”. Such registration statement, at any given time, including any post-effective amendment filed and declared effective prior to the date of issuance of the Notes and Certificate, the exhibits and any schedules thereto as of such time, the documents incorporated therein by reference pursuant to the 1933 Act as of such time and documents otherwise deemed to be part thereof or included therein by the rules and regulations (“Rules and Regulations”) of the Commission under the 1933 Act, is herein called the “Registration Statement”. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

Dealers of motor vehicles originate closed-end lease contracts (each a “Lease Agreement”) between the dealer, as lessor, and a retail customer, as lessee. Upon origination of the Lease Agreement, both the Lease Agreement and the motor vehicles that are the subject of such Lease Agreement (each, a “Leased Vehicle”) are assigned by the originating dealer to the Titling Trust. The Titling Trust pays the purchase price to the dealers with cash loaned to it by GM Financial as an “Advance” made under the Credit and Security Agreement in exchange for a pledge of such Lease Agreements (each pledged Lease Agreement, a “Collateral Lease Agreement”) and Leased Vehicles (each pledged Leased Vehicle, a “Collateral Leased Vehicle”) as security for such Advances. Each Collateral Leased Vehicle is titled in the name of the Titling Trust and the Collateral Agent is named lienholder on the related certificate of title.

To the Addressees Listed

on Schedule A Attached Hereto

February 24, 2021

Pursuant to the Credit and Security Agreement, GM Financial may from time to time request that all or a portion of the Titling Trust’s obligations to repay the Advances to GM Financial pursuant to the Credit and Security Agreement be issued in the form of a definitive “Exchange Note” and that a specified “Designated Pool” of Collateral Lease Agreements and Collateral Leased Vehicles be designated as supporting only the Titling Trust’s obligations under such Exchange Note. All amounts outstanding under the Credit and Security Agreement (including all outstanding Exchange Notes issued thereunder) are secured by a single security interest in favor of the Collateral Agent, on behalf of GM Financial and each subsequent Exchange Noteholder, on all Collateral Lease Agreements, Collateral Leased Vehicles and any proceeds thereof. Notwithstanding the existence of a single security interest under the Credit and Security Agreement, each Exchange Note will be paid exclusively from Collections on the related Designated Pool and any Exchange Note-specific credit enhancement.

Pursuant to the Credit and Security Agreement, together with the 2021-1 Exchange Note Supplement, the Titling Trust will issue an Exchange Note (the “2021-1 Exchange Note”) to GM Financial on the 2021-1 Closing Date and will designate a Designated Pool of Collateral Lease Agreements and Collateral Leased Vehicles (the “2021-1 Designated Pool”) to support the 2021-1 Exchange Note. On the 2021-1 Closing Date, the 2021-1 Exchange Note will have an initial outstanding principal balance of $1,562,000,000 and an interest rate of 1.02%. The stated maturity date of the 2021-1 Exchange Note will be July 21, 2025.

Pursuant to the 2021-1 Exchange Note Sale Agreement, dated as of January 5, 2021 (the “2021-1 Exchange Note Sale Agreement”), between GM Financial, as seller, and the Depositor, as buyer, on the 2021-1 Closing Date, GM Financial will sell to the Depositor, and the Depositor will purchase from GM Financial, all of GM Financial’s right, title and interest in, to and under the 2021-1 Exchange Note and the proceeds thereof without recourse. Pursuant to the 2021-1 Exchange Note Transfer Agreement, dated as of January 5, 2021 (the “2021-1 Exchange Note Transfer Agreement”), between the Depositor, as seller, and the Issuer, as buyer, on the 2021-1 Closing Date the Depositor will sell to the Issuer, and the Issuer will purchase from the Depositor, all of the Depositor’s right, title and interest in, to and under the 2021-1 Exchange Note and the proceeds thereof without recourse. Pursuant to the Indenture, on the 2021-1 Closing Date the Issuer will issue the Notes to the Depositor as partial payment for the 2021-1 Exchange Note and will grant a security interest in the 2021-1 Exchange Note and all other Indenture Collateral (as defined in the Indenture) to the Indenture Trustee for the benefit of the Noteholders.

Pursuant to the Underwriting Agreement, dated as of February 17, 2021 (the “Underwriting Agreement”), among GM Financial, individually and as Servicer, the Depositor, as seller and each of Citigroup Global Markets Inc., Lloyds Securities Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives (in such capacity, the “Representatives”) of the several underwriters named therein (the “Underwriters”), the Depositor will sell the Publicly Offered Notes to the Underwriters.

The Depositor will pay the proceeds from the sale of the Publicly Offered Notes to GM Financial as partial payment for the 2021-1 Exchange Note on the 2021-1 Closing Date.

To the Addressees Listed

on Schedule A Attached Hereto

February 24, 2021

As such counsel, we have examined original or reproduced or certified copies of the articles of incorporation and bylaws of GM Financial, as amended to date, the certificate of formation and limited liability company agreement of the Depositor, as amended to date, records of actions taken by the board of directors of each of GM Financial and the Depositor, and the resolutions adopted by the board of directors of each of GM Financial and the Depositor ratifying the execution, delivery and participation in the transactions contemplated by the Agreements (as herein after defined).

In arriving at the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, opinions of counsel, certificates and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the following (the documents listed in clauses (a) – (p) below are collectively referred to as the “Agreements”):

(a)	Credit and Security Agreement;

(b)	2021-1 Exchange Note Supplement;

(c)	Third Amended and Restated Servicing Agreement, dated as of January 24, 2018 (the “Servicing Agreement”), among the Titling Trust, the Servicer, APGO and the Collateral Agent;

(d)	2021-1 Servicing Supplement, dated as of January 5, 2021 (the “2021-1 Servicing Supplement”), among the Titling Trust, the Servicer, APGO, the Indenture Trustee and the Collateral Agent;

(e)	2021-1 Exchange Note Sale Agreement;

(f)	2021-1 Exchange Note Transfer Agreement;

(g)	Indenture;

(h)	Asset Representations Review Agreement, dated as of January 5, 2021 (the “The Asset Representations Review Agreement”), among the Issuer, GM Financial and Clayton Fixed Income Services LLC;

(i)	Underwriting Agreement;

(j)	Administration Agreement, dated as of January 5, 2021 (the “Administration Agreement”), among the Depositor, GM Financial, as administrator and the Indenture Trustee;

(k)

Amended and Restated Trust Agreement, dated as of January 31, 2011 (the “Titling Trust Agreement”), between APGO, as settlor and Wilmington Trust Company (“WTC”), as owner trustee (in such capacity, the “Titling Trust Owner Trustee”),

To the Addressees Listed

on Schedule A Attached Hereto

February 24, 2021

Delaware trustee (in such capacity, the “Delaware Trustee”) and administrative trustee (in such capacity, the “Administrative Trustee”);

(l)	Amended and Restated Trust Agreement, dated as of January 5, 2021 (the “Issuer Trust Agreement”), between the Depositor and WTC, as owner trustee (in such capacity, the “Issuer Owner Trustee”);

(m)	Third Amended and Restated Trust Agreement, dated as of January 19, 2017 (the “APGO Trust Agreement”), between GM Financial and WTC, as owner trustee (in such capacity, the “APGO Owner Trustee”);

(n)	Limited Liability Company Agreement of the Depositor, dated as of January 26, 2011 (the “Depositor LLC Agreement”), by GM Financial, as member;

(o)	specimen of the 2021-1 Exchange Note, which will be issued pursuant to the Exchange Note Supplement and the Credit and Security Agreement;

(p)	specimen copies of the Notes;

(q)	Preliminary Prospectus; and

(r)	Prospectus.

We have also examined such other documents, papers, statutes and authorities as we have deemed necessary as a basis for the opinions hereinafter set forth. In all such examinations made by us in connection with this opinion, we have assumed the genuineness of all signatures, the completeness and authenticity of all records and all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

We also have assumed, without investigation, (a) as to all parties to the Agreements, the due authorization, execution, and delivery thereof, and the validity and enforceability thereof against all parties thereto other than GM Financial, the Depositor, the Issuer, APGO and the Titling Trust, (b) each party has full power, authority and legal right, under its charter and other governing documents, corporate and regulatory legislation and the laws of its jurisdiction of incorporation or organization, to execute and deliver the Agreements to which it is a party and to carry out the transactions contemplated thereunder, and (c) the purchase price for the Notes has been delivered and received in accordance with the terms of the Indenture, the Trust Agreement and the Underwriting Agreement.

With respect to matters of fact, we have relied, without investigation, on, and assumed the accuracy and completeness of, each Officer’s Certificate attached hereto as Exhibits A through E (respectively, each an “Officer’s Certificate” and together the “Officer’s Certificates”), and to the extent material to this opinion, on the representations and warranties of GM Financial, the Depositor, the Issuer, APGO, the Titling Trust and other parties contained in the Agreements and in the instruments and documents delivered in connection with the execution of the Agreements. Where

To the Addressees Listed

on Schedule A Attached Hereto

February 24, 2021

matters are stated to be to the best of our knowledge, or known to us, our investigations consisted of inquiries of GM Financial, the Depositor, the Issuer, APGO and the Titling Trust, the results of which are reflected in the Officer’s Certificates being furnished to you with this opinion, and we have not made any investigation as to, and have not independently verified the facts underlying, such matters nor have we undertaken a search of court dockets in any jurisdiction.

We have also assumed that (i) the Publicly Offered Notes constitute debt and not equity for purposes of Title I of ERISA and Section 4975 of the Code (on which matters we separately provide our opinions in the “GM Financial Automobile Leasing Trust 2021-1 – Tax Opinion” delivered on the date hereof), (ii) each employee benefit plan or retirement arrangement subject to Title I of ERISA or Section 4975 of the Code, any of whose assets are invested in a Note, is a plan or arrangement to which a prohibited transaction exemption is fully available, and (iii) in the event any Publicly Offered Notes are acquired by an employee benefit plan or retirement arrangement subject to any federal, state, local or non-U.S. laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Code, the acquisition, holding and disposition of the Publicly Offered Notes by such plan or arrangement does not violate such laws or regulations.

As to the transfer of property to be made from GM Financial to the Depositor pursuant to the 2021-1 Exchange Note Sale Agreement, we have assumed that such transfer is made in accordance with the terms of the 2021-1 Exchange Note Sale Agreement. As to the transfer of property to be made from the Depositor to the Issuer pursuant to the 2021-1 Exchange Note Transfer Agreement, we have assumed that such transfer is made in accordance with the terms of the 2021-1 Exchange Note Transfer Agreement.

To the extent that our opinions expressed in paragraphs numbered 1 through 5 below are related to the enforceability of the choice of law provisions contained in the Agreements, such opinions are based upon our reading of the provisions of Section 5-1401 of the General Obligations Law of the State of New York. While we have not found any reported cases construing such statutory provisions, we believe that a New York court applying such statutory provisions to the Agreements would give effect to the choice of law provisions set forth therein.

Statements in this opinion as to the validity, binding effect and enforceability of agreements, instruments and documents are subject (a) to limitations as to enforceability imposed by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application relating to or affecting the enforceability of creditors’ rights, (b) to general limitations under equitable principles limiting the availability of equitable remedies, (c) to the equitable discretion of the court before which any proceeding therefor may be brought, (d) as to the enforceability of any security interest or security agreement, to the limitations of good faith, fair dealing and commercial reasonableness imposed by the Uniform Commercial Code of the State of New York, as in effect on the date hereof (“UCC”) as to the remedies set out in such agreements, instruments and documents, and (e) as to rights to indemnity, limitations that may exist under federal and state laws or the public policy underlying such laws.

To the Addressees Listed

on Schedule A Attached Hereto

February 24, 2021

Statements in this opinion as to enforceability are further qualified by (a) the application of judicial decisions involving statutes or principles of equity which have held that certain covenants and other provisions of agreements, including those providing for the acceleration of indebtedness due under debt instruments upon the occurrence of events therein described, are unenforceable in circumstances where it can be demonstrated that the enforcement of such provisions is not reasonably necessary for the protection of the lender, (b) the effect of the law of any jurisdiction other than the State of New York which limits the rate of interest which may be charged or collected, and (c) the validity, binding effect or enforceability, under certain circumstances, of contractual provisions in the Agreements with respect to indemnification or waiving defenses to obligations where such indemnification or such waivers are limited under federal and/or state laws or are against the public policy underlying such laws, or granting self-help or summary remedies; provided, that the foregoing does not affect the practical realization of the remedies provided for in the Agreements.

Based upon and subject to the foregoing, we are of the opinion that:

1.        Each of the Credit and Security Agreement, the Exchange Note Supplement, the Servicing Agreement, the 2021-1 Servicing Supplement, the 2021-1 Exchange Note Sale Agreement, the Asset Representations Review Agreement, the Administration Agreement and the Underwriting Agreement (collectively, the “GM Financial Documents”) has been duly authorized, executed and delivered by GM Financial and constitutes the valid, legal and binding agreement of GM Financial, enforceable against GM Financial in accordance with its respective terms. The 2021-1 Exchange Note Sale Agreement is effective to create a valid and enforceable security interest in the 2021-1 Exchange Note and the other related assets conveyed thereunder by GM Financial.

2.        Assuming each of the 2021-1 Exchange Note Sale Agreement, the 2021-1 Exchange Note Transfer Agreement, the Administration Agreement and the Underwriting Agreement (collectively, the “Depositor Documents”) has been duly authorized, executed and delivered by the Depositor, each such agreement constitutes the valid, legal and binding agreement of the Depositor, enforceable against the Depositor in accordance with its respective terms. The 2021-1 Exchange Note Transfer Agreement is effective to create a valid and enforceable security interest in the 2021-1 Exchange Note and the other related assets conveyed thereunder by the Depositor.

3.        Assuming each of the Indenture, the 2021-1 Exchange Note Transfer Agreement, the Asset Representations Review Agreement, the Administration Agreement and the Underwriting Agreement (collectively, the “Issuer Documents”) has been duly executed and delivered by the Issuer, each such agreement constitutes the valid, legal and binding agreement of the Issuer, enforceable against the Issuer in accordance with its respective terms. The Indenture is effective to create a valid and enforceable security interest in the “Collateral” (as defined therein) pledged thereunder by the Issuer.

4.        Assuming each of the Servicing Agreement and the 2021-1 Servicing Supplement (collectively, the “APGO Documents”) has been duly executed and delivered by APGO, each such

To the Addressees Listed

on Schedule A Attached Hereto

February 24, 2021

agreement constitutes the valid, legal and binding agreement of APGO, enforceable against APGO in accordance with its terms.

5.        Assuming each of the Credit and Security Agreement, the Exchange Note Supplement, the Servicing Agreement and the 2021-1 Servicing Supplement (collectively, the “Titling Trust Documents”) has been duly executed and delivered by the Titling Trust, each such agreement constitutes the valid, legal and binding agreement of the Titling Trust, enforceable against the Titling Trust in accordance with its respective terms. The Credit and Security Agreement is effective to create a valid and enforceable security interest in the “Collateral” (as defined therein) pledged thereunder by the Titling Trust.

6.        No consent, approval, authorization or order of, registration or filing with, or notice to, any court, governmental agency or body or other tribunal is required under federal laws or the laws of the State of New York, for the execution, delivery and performance by any of GM Financial, the Depositor, the Issuer, APGO or the Titling Trust of any of the Agreements to which any such Person is a party.

7.        None of the execution, delivery or performance by any of GM Financial, the Depositor, the Issuer, APGO or the Titling Trust of any of the Agreements to which any such Person is a party conflicts with or results in a breach of, or constitutes or will constitute a default under, any law, rule or regulation of the State of New York or federal government presently in effect.

8.        None of GM Financial, the Depositor, the Issuer, APGO or the Titling Trust is required to be registered as an “investment company” under the Investment Company Act of 1940 (as amended) (the “1940 Act”). The Issuer will rely on an exclusion or exemption from the definition of “investment company” under the 1940 Act contained in Section 3a-7 of the 1940 Act, although there may be additional exclusions or exemptions available to the Issuer. The Issuer is not a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer protection Act (such statutory provision together with such implementing regulations, the “Volcker Rule”).

9.        Under Section 9-307 of the UCC, the “location” of each of GM Financial, the Depositor, the Issuer, APGO and the Titling Trust is the State of Delaware inasmuch as (i) (A) GM Financial is a Delaware corporation, (B) each of the Issuer, APGO and the Titling Trust is a Delaware statutory trust, and (C) the Depositor is a Delaware limited liability company, and (ii) none of GM Financial, the Depositor, the Issuer, APGO or the Titling Trust has become “domesticated” under the laws of any other jurisdiction.

10.        Under Section 9-301(a) of the UCC, the State of Delaware is the proper jurisdiction in which to file the respective financing statements (prepared on forms UCC-1) naming (i) the Titling Trust as debtor and the Collateral Agent as secured party, (ii) GM Financial as debtor and the Depositor as secured party, (iii) the Depositor as debtor and the Issuer as secured party, and (iv) the Issuer as debtor and the Indenture Trustee as secured party.

To the Addressees Listed

on Schedule A Attached Hereto

February 24, 2021

11.        The 2021-1 Exchange Note has been authorized by all requisite action and, when duly and validly executed by the Titling Trust and authenticated by the Administrative Agent in accordance with the terms of the Credit and Security Agreement and the 2021-1 Exchange Note Supplement, will be validly issued and outstanding, enforceable obligations of the Titling Trust and entitled to the benefits of the Credit and Security Agreement and the 2021-1 Exchange Note Supplement.

12.        The Notes have been duly authorized by all requisite action and, when duly and validly executed by the Issuer and authenticated by the Indenture Trustee in accordance with the terms of the Indenture, will be validly issued and outstanding, enforceable obligations of the Issuer and entitled to the benefits of the Indenture.

13.    Assuming the offer, issue, sale and delivery of the 2021-1 Exchange Note occurs in the manner and under the circumstance contemplated in the Agreements, the 2021-1 Exchange Note is exempt from the registration requirements of Section 5 of the 1933 Act and the Credit and Security Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

14.        The Indenture has been qualified under the Trust Indenture Act.

15.        The certificate issued pursuant to the Trust Agreement (the “Certificate”) has been duly authorized by all requisite action and, when duly and validly executed by the Issuer Owner Trustee in accordance with the Trust Agreement, will be validly issued and outstanding and entitled to the benefits of the Trust Agreement.

16.        The Class A-1 Notes are “eligible securities” within the meaning of Rule 2a-7(a)(12) under the 1940 Act.

17.        The statements in the Preliminary Prospectus and the Prospectus under the captions “DESCRIPTION OF THE EXCHANGE NOTE,” “DESCRIPTION OF THE NOTES” and “DESCRIPTION OF THE TRANSACTION DOCUMENTS,” to the extent such statements purport to summarize certain provisions of the 2021-1 Exchange Note, the Notes, the Certificate, the Credit and Security Agreement, the 2021-1 Exchange Notes Supplement, the Servicing Agreement, the 2021-1 Servicing Supplement, the 2021-1 Exchange Note Sale Agreement, the 2021-1 Exchange Note Transfer Agreement and the Indenture are fair and accurate in all material respects.

To the Addressees Listed

on Schedule A Attached Hereto

February 24, 2021

18.        The statements in the Preliminary Prospectus and in the Prospectus under the captions “SUMMARY OF PROSPECTUS — TAX STATUS,” “SUMMARY OF PROSPECTUS — ERISA CONSIDERATIONS,” “SUMMARY OF PROSPECTUS — LEGAL INVESTMENT,” “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES,” “ERISA CONSIDERATIONS” and “LEGAL INVESTMENT,” insofar as such statements purport to summarize matters of federal law or New York law, or legal conclusions with respect thereto, provide a fair and accurate summary of such law or conclusions.

19.        The statements in the Preliminary Prospectus and in the Prospectus under the caption “MATERIAL LEGAL ASPECTS OF EXCHANGE NOTE AND LEASE ASSETS” to the extent they constitute matters of law or legal conclusions, are correct in all material respects.

20.        The Registration Statement and any amendments thereto have become effective under the 1933 Act. To the best of our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and (b) no proceedings for that purpose have been instituted or threatened and not terminated.

21.        At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430D(f)(2) and at the date hereof, the Registration Statement (other than the information set forth in the financial statements and other financial and statistical information contained therein, as to which we do not express any belief or opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations.

22.        The conditions to the use by the Depositor and the Titling Trust of a registration statement on Form SF-3 under the 1933 Act, as set forth in the General Instructions to Form SF-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Rules and Regulations thereunder which have not been so filed.

We have rendered legal advice and assistance to GM Financial, the Depositor, the Issuer, APGO and the Titling Trust relating to the sale and issuance of the Notes. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain records, documents, opinions and certificates in accordance with instructions of GM Financial, the Depositor, the Issuer, APGO and the Titling Trust. We also participated with GM Financial, the Depositor, the Issuer, APGO and the Titling Trust in conferences with the representatives of the Underwriters and their counsel, during which the contents of the Registration Statement, the Preliminary Prospectus, the Prospectus and related matters were discussed and examined the Original Registration Statement, the Registration Statement, the Preliminary Prospectus and the Prospectus.

In the course of our examination of the Registration Statement nothing has come to our attention that would lead us to believe that the Registration Statement (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), at the time the

To the Addressees Listed

on Schedule A Attached Hereto

February 24, 2021

Original Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement, including the Rule 430D Information and the Ratings FWP (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief) at the latest deemed effective time with respect to the Underwriters pursuant to Rule 430D(f)(2), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Although we are not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Prospectus (except as set forth in paragraphs numbered 17, 18 and 19 above), in the course of our examination of the Ratings FWP and the Prospectus and certain other documents, no facts have come to our attention which lead us to believe that the Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), at the date thereof or hereof, contained or contains any untrue statement of a material fact or at the date thereof or hereof, omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, nothing has come to our attention that would lead us to believe that, as of the time of first sale 1:56 p.m., New York City time, February 17, 2021 the Time of Sale Information (other than the financial statements and other financial and statistical information contained or incorporated by reference therein or omitted therefrom, as to which we are not called upon to express any belief), when considered together with the information that is presented in the Prospectus that completes those sections of the Preliminary Prospectus that were presented in blank form therein, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

We are members of the bar of the State of New York and this opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the federal laws of the United States of America.

Our opinions contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof. This opinion letter addresses the legal consequences of only the facts assumed to have existed or to exist as of the date hereof, as set forth herein. Our opinions may be affected by actions taken or omitted, events occurring, changes in the relevant facts, or failure of assumed facts to be true as of the date hereof. Except as described herein, we have not undertaken to verify the accuracy of such facts, or the occurrence or non-occurrence of any such actions, events or changes.

We express no opinion on any matter not discussed in this letter. Copies of this letter may not be made available, and this letter may not be quoted or referred to in any other document made available, to any other person or entity except to (i) any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) any accountant

To the Addressees Listed

on Schedule A Attached Hereto

February 24, 2021

or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this letter may be made available as provided herein, and (iii) as otherwise required by law or in connection with any action to which you are a party arising out of the transaction contemplated hereunder to support an assertion by you of a due diligence defense under federal securities laws. Copies of this letter may be posted by the Issuer or GM Financial to a password protected website accessible by any nonhired “nationally recognized statistical rating organization” (a “NRSRO”) that provides to the Issuer or GM Financial the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this letter, and each such NRSRO, by accessing a copy of this letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this letter to any other person.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

SCHEDULE A

GM Financial
GMF Leasing LLC	Wells Fargo Securities, LLC
GM Financial Automobile Leasing Trust	as Representative and an Underwriter
2021-1	550 South Tryon Street, 5th Floor
APGO Trust	Charlotte, North Carolina 28202
ACAR Leasing Ltd.
801 Cherry Street, Suite 3500	BofA Securities, Inc.
Fort Worth, Texas 76102	One Bryant Park, Floor 11
New York, New York 10036
Wilmington Trust Company,
as Owner Trustee, Delaware Trustee,	J.P. Morgan Securities LLC
Issuer Owner Trustee, APGO Owner	383 Madison Avenue, 8th Floor
Trustee, Titling Trust Owner Trustee and	New York, New York 10179
Administrative Trustee
1100 North Market Street	MUFG Securities Americas Inc.
Wilmington, Delaware 19890	1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Wells Fargo Bank, National Association,
as Administrative Agent, Collateral Agent	Scotia Capital (USA) Inc.
and Indenture Trustee	250 Vesey Street
600 South 4th Street	New York, New York 10281
MAC N9300 061
Minneapolis, Minnesota 55415	TD Securities (USA) LLC
31 West 52nd Street
Citigroup Global Markets Inc.	New York, New York 10019
as Representative and an Underwriter
388 Greenwich Street, 7th Floor	Fitch Ratings, Inc.
New York, New York 10013	33 Whitehall Street
New York, New York 10004
Lloyds Securities Inc.
as Representative and an Underwriter	Moody’s Investors Service, Inc.
1095 Avenue of the Americas	7 World Trade Center
New York, New York 10036	250 Greenwich Street
New York, New York 10007
RBC Capital Markets, LLC
as Representative and an Underwriter	Ernst & Young LLP
200 Vesey Street, 8th Floor	5 Times Square
Brookfield Place	New York, New York 10036
New York, New York 10281

EXHIBIT A

GMF LEASING LLC

OFFICER’S CERTIFICATE

The undersigned, the Vice President, Corporate Treasury of AmeriCredit Financial Services, Inc. d/b/a GM Financial (“GM Financial”), the sole member of GMF Leasing LLC, a Delaware limited liability company (the “Depositor”), hereby certifies, as of February 24, 2021, in such capacity, as follows:

1.        I am delivering this certificate (this “Certificate”) on behalf of the Depositor in connection with the opinion (the “Opinion”) of Katten Muchin Rosenman LLP (“Katten”) to be given as special counsel to the Depositor. I understand that Katten will be relying upon this Certificate in rendering the Opinion and that this Certificate may be referred to in the Opinion and delivered in connection therewith, and I hereby consent to such reliance and use. I am authorized to execute and deliver this Certificate on behalf of the Depositor. All terms used in this Certificate and not defined herein have the same meanings as in the Opinion.

2.        (a) The Depositor is not a party to any litigation, action, suit, arbitration or legal, administrative, governmental or other proceeding or investigation (each of the foregoing a “Proceeding”), nor is any Proceeding pending or, to the best of my knowledge, following due inquiry, threatened.

(b)        There is no judgment, order, writ, injunction or decree of any court, governmental authority or regulatory agency to which the Depositor or its properties is subject.

3.        Except for the Agreements executed by the Depositor or the receipts, certificates, instruments and other documents delivered by the Depositor on the 2021-1 Closing Date or otherwise contemplated by the Agreements executed by the Depositor, immediately prior to the transfer to the Issuer of the 2021-1 Exchange Note, there are no instruments, documents or agreements relating to the 2021-1 Exchange Note to which the Depositor is a party or by which the Depositor or any of its properties is bound, subject or affected, which restrict the transfer of or encumber the 2021-1 Exchange Note.

4.        You may rely upon the representations and warranties that the Depositor has made to various parties in the Agreements executed by the Depositor and the receipts, certificates, instruments and other documents delivered by the Depositor on the 2021-1 Closing Date. Such representations and warranties of the Depositor are true and correct in all material respects on and as of the date hereof. Without limiting the foregoing: (a) the Depositor has, immediately prior to the transfer of the 2021-1 Exchange Note to the Issuer, all right, title and interest in and to the 2021-1 Exchange Note free and clear of any liens, claims or encumbrances, and (b) no consents or approvals are required to be obtained in connection with the execution, delivery and performance by the Depositor of the Agreements executed by the Depositor, other than any such consents or approvals as have been obtained prior to the 2021-1 Closing Date.

5.        Subsequent to the date as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operation of the Depositor.

6.        The Depositor has not previously offered the Notes or the Certificate for sale.

7.        The outstanding securities of the Depositor are beneficially owned only by GM Financial.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate is executed and delivered as to the date first written above.

GMF LEASING LLC

By:	/s/ Meredith S. Dormire

Name:	Meredith S. Dormire
Title:	Vice President, Corporate Treasury

[Officer’s Certificate to Katten Corporate/Security Interest Opinion (Depositor)]

EXHIBIT B

GM FINANCIAL

OFFICER’S CERTIFICATE

The undersigned, the Vice President, Corporate Treasury of AmeriCredit Financial Services, Inc. d/b/a GM Financial, a Delaware corporation (“GM Financial”), hereby certifies, as of February 24, 2021 in such capacity, as follows:

1.        I am delivering this certificate (this “Certificate”) on behalf of GM Financial in connection with the opinion (the “Opinion”) of Katten Muchin Rosenman LLP (“Katten”) to be given as special counsel to GM Financial. I understand that Katten will be relying upon this Certificate in rendering the Opinion and that this Certificate may be referred to in the Opinion and delivered in connection therewith, and I hereby consent to such reliance and use. I am authorized to execute and deliver this Certificate on behalf of GM Financial. All capitalized terms used in this Certificate and not defined herein have the same meanings as in the Opinion.

2.         (a) GM Financial is not a party to any litigation, action, suit, arbitration or legal, administrative, governmental or other proceeding or investigation (each of the foregoing a “Proceeding”), nor is any Proceeding, pending or, to the best of my knowledge, following due inquiry, threatened, other than routine, ordinary course litigation that is not material or likely, if adversely determined, to cause a material adverse effect.

(b)        There is no judgment, order, writ, injunction or decree of any court, governmental authority or regulatory agency to which GM Financial or its properties is subject.

3.        Except for the Agreements executed by GM Financial or the receipts, certificates, instruments and other documents delivered by GM Financial on the 2021-1 Closing Date or otherwise contemplated by the Agreements executed by GM Financial, immediately prior to the successive transfers to the Depositor and to the Issuer of the 2021-1 Exchange Note, there are no instruments, documents or agreements relating to the 2021-1 Exchange Note to which GM Financial is a party or by which GM Financial or any of its properties is bound, subject or affected, which restrict the transfer of or encumber the 2021-1 Exchange Note.

4.        You may rely upon the representations and warranties that GM Financial has made to various parties in the Agreements executed by GM Financial and the receipts, certificates, instruments and other documents delivered by GM Financial on the 2021-1 Closing Date. Such representations and warranties of GM Financial are true and correct and complete on and as of the date hereof. Without limiting the foregoing, (a) GM Financial has, immediately prior to the sale of the 2021-1 Exchange Note to the Depositor, all right, title and interest in and to the 2021-1 Exchange Note free and clear of any liens, claims or encumbrances, and (b) no consents or approvals are required to be obtained in connection with the execution, delivery and performance by GM Financial of the Agreements executed by GM Financial, other than any such consents or approvals as have been obtained prior to the 2021-1 Closing Date.

5.        Subsequent to the date as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operation of GM Financial.

6.        GM Financial has not previously offered the Notes or the Certificate for sale.

7.        The outstanding securities of GM Financial are beneficially owned only by General Motors Financial Company, Inc.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate is executed and delivered as to the date first written above.

AMERICREDIT FINANCIAL SERVICES, INC. D/B/A GM FINANCIAL

By:	/s/ Robert T. Pigott III

Name:	Robert T. Pigott III
Title:	Senior Vice President, Corporate Treasury

[Officer’s Certificate to Katten Corporate/Security Interest Opinion (GM Financial)]

EXHIBIT C

GM FINANCIAL AUTOMOBILE LEASING TRUST 2021-1

OFFICER’S CERTIFICATE

The undersigned, the Vice President, Corporate Treasury of AmeriCredit Financial Services, Inc. d/b/a GM Financial, the administrator (the “Administrator”), of GM Financial Automobile Leasing Trust 2021-1, a Delaware statutory trust (the “Issuer”), hereby certifies, as of February 24, 2021 in such capacity, as follows:

1.         I am delivering this certificate (this “Certificate”) on behalf of the Issuer in connection with the opinion (the “Opinion”) of Katten Muchin Rosenman LLP (“Katten”) to be given as special counsel to the Issuer. I understand that Katten will be relying upon this Certificate in rendering the Opinion and that this Certificate may be referred to in the Opinion and delivered in connection therewith, and I hereby consent to such reliance and use. I am authorized to execute and deliver this Certificate on behalf of the Issuer. All capitalized terms used in this Certificate and not defined herein have the same meanings as in the Opinion.

2.        (a) The Issuer is not a party to any litigation, action, suit, arbitration or legal, administrative, governmental or other proceeding or investigation (each of the foregoing a “Proceeding”), nor is any Proceeding pending or, to the best of my knowledge, following due inquiry, threatened.

(b)         There is no judgment, order, writ, injunction or decree of any court, governmental authority or regulatory agency to which the Issuer or its properties is subject.

3.         Except for the Agreements executed by the Issuer or the receipts, certificates, instruments and other documents delivered by the Issuer on the 2021-1 Closing Date or otherwise contemplated by the Agreements executed by the Issuer, there are no instruments, documents or agreements relating to the 2021-1 Exchange Note to which the Issuer is a party or by which the Issuer or any of its properties is bound, subject or affected, which restrict the transfer of or encumber the 2021-1 Exchange Note.

4.         You may rely upon the representations and warranties that the Issuer has made to various parties in the Agreements executed by the Issuer and the receipts, certificates, instruments and other documents delivered by the Issuer on the 2021-1 Closing Date. Such representations and warranties of the Issuer are true and correct in all material respects on and as of the date hereof. Without limiting the foregoing: (a) the Issuer has all right, title and interest in and to the 2021-1 Exchange Note free and clear of any liens, claims or encumbrances, other than the security interest granted under the Indenture, and (b) no consents or approvals are required to be obtained in connection with the execution, delivery and performance by the Issuer of the Agreements executed by the Issuer, other than any such consents or approvals as have been obtained prior to the 2021-1 Closing Date.

5.         Subsequent to the date as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operation of the Issuer.

6.        The Issuer has not previously offered the Notes or the Certificate for sale.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate is executed and delivered as to the date first written above.

GM FINANCIAL AUTOMOBILE LEASING TRUST 2021-1

By:	AmeriCredit Financial Services, Inc. d/b/a GM Financial, as Administrator

By:	/s/ Robert T. Pigott III

Name:	Robert T. Pigott III
Title:	Senior Vice President, Corporate Treasury

[Officer’s Certificate to Katten Corporate/Security Interest Opinion (Issuer)]

EXHIBIT D

APGO TRUST

OFFICER’S CERTIFICATE

The undersigned, Vice President, Corporate Treasury of AmeriCredit Financial Services, Inc. d/b/a GM Financial (“GM Financial”), the sole certificateholder of APGO Trust, a Delaware statutory trust (“APGO”), hereby certifies, as of February 24, 2021 in such capacity, as follows:

1.        I am delivering this certificate (this “Certificate”) on behalf of APGO in connection with the opinion (the “Opinion”) of Katten Muchin Rosenman LLP (“Katten”) to be given as special counsel to APGO. I understand that Katten will be relying upon this Certificate in rendering the Opinion and that this Certificate may be referred to in the Opinion and delivered in connection therewith, and I hereby consent to such reliance and use. I am authorized to execute and deliver this Certificate on behalf of APGO. All capitalized terms used in this Certificate and not defined herein have the same meanings as in the Opinion.

2.        (a) APGO is not a party to any litigation, action, suit, arbitration or legal, administrative, governmental or other proceeding or investigation (each of the foregoing a “Proceeding”), nor is any Proceeding pending or, to the best of my knowledge, following due inquiry, threatened.

(b)        There is no judgment, order, writ, injunction or decree of any court, governmental authority or regulatory agency to which APGO or its properties is subject.

3.        Except for the Agreements executed by APGO or the receipts, certificates, instruments and other documents delivered by APGO on the 2021-1 Closing Date or otherwise contemplated by the Agreements executed by APGO, immediately prior to the transfer to the Depositor of the 2021-1 Exchange Note, there are no instruments, documents or agreements relating to the 2021-1 Exchange Note to which APGO is a party or by which APGO or any of its properties is bound, subject or affected, which restrict the transfer of or encumber the 2021-1 Exchange Note.

4.        You may rely upon the representations and warranties that APGO has made to various parties in the Agreements executed by APGO and the receipts, certificates, instruments and other documents delivered by APGO on the 2021-1 Closing Date. Such representations and warranties of APGO are true and correct in all material respects on and as of the date hereof. Without limiting the foregoing, no consents or approvals are required to be obtained in connection with the execution, delivery and performance by APGO of the Agreements executed by APGO, other than any such consents or approvals as have been obtained prior to the 2021-1 Closing Date.

5.        Subsequent to the date as of which information is given in the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operation of APGO.

6.        APGO has not previously offered the Notes or the Certificate for sale.

7.        The outstanding securities of APGO are beneficially owned only by GM Financial.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate is executed and delivered as to the date first written above.

APGO TRUST

By:	AmeriCredit Financial Services, Inc. d/b/a GM Financial, as Attorney-in-Fact

By:	/s/ Robert T. Pigott III

Name:	Robert T. Pigott III
Title:	Senior Vice President, Corporate Treasury

[Officer’s Certificate to Katten Corporate/Security Interest Opinion (APGO Trust)]

EXHIBIT E

ACAR LEASING LTD.

OFFICER’S CERTIFICATE

The undersigned, the Vice President, Corporate Treasury of AmeriCredit Financial Services, Inc. d/b/a GM Financial, the sole certificateholder of APGO Trust, which is the sole certificateholder of ACAR Leasing Ltd., a Delaware statutory trust (the “Titling Trust”), hereby certifies, as of as of February 24, 2021 in such capacity, as follows:

1.        I am delivering this certificate (this “Certificate”) on behalf of the Titling Trust in connection with the opinion (the “Opinion”) of Katten Muchin Rosenman LLP (“Katten”) to be given as special counsel to the Titling Trust. I understand that Katten will be relying upon this Certificate in rendering the Opinion and that this Certificate may be referred to in the Opinion and delivered in connection therewith, and I hereby consent to such reliance and use. I am authorized to execute and deliver this Certificate on behalf of the Titling Trust. All capitalized terms used in this Certificate and not defined herein have the same meanings as in the Opinion.

2.        (a) The Titling Trust is not a party to any litigation, action, suit, arbitration or legal, administrative, governmental or other proceeding or investigation (each of the foregoing a “Proceeding”), nor is any Proceeding pending or, to the best of my knowledge, following due inquiry, threatened.

(b)      There is no judgment, order, writ, injunction or decree of any court, governmental authority or regulatory agency to which the Titling Trust or its properties is subject.

3.        Except for the Agreements executed by the Titling Trust or the receipts, certificates, instruments and other documents delivered by the Titling Trust on the 2021-1 Closing Date or otherwise contemplated by the Agreements executed by the Titling Trust, there are no instruments, documents or agreements relating to the 2021-1 Exchange Note to which the Titling Trust is a party or by which the Titling Trust or any of its properties is bound, subject or affected, which restrict the transfer of or encumber the 2021-1 Exchange Note.

4.        You may rely upon the representations and warranties that the Titling Trust has made to various parties in the Agreements executed by the Titling Trust and the receipts, certificates, instruments and other documents delivered by the Titling Trust on the 2021-1 Closing Date. Such representations and warranties of the Titling Trust are true and correct in all material respects on and as of the date hereof. Without limiting the foregoing, no consents or approvals are required to be obtained in connection with the execution, delivery and performance by the Titling Trust of the Agreements executed by the Titling Trust, other than any such consents or approvals as have been obtained prior to the 2021-1 Closing Date.

5.        Subsequent to the date as of which information is given in the Prospectus, and except as set forth or contemplated in the Offering Memorandum, there has not been any material adverse change in the general affairs, business, key personnel, capitalization, financial condition or results of operation of the Titling Trust.

6.        The Titling Trust has not previously offered the Notes or the Certificate for sale.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate is executed and delivered as to the date first written above.

ACAR LEASING LTD.

By:	APGO Trust, as sole Certificateholder

By:	AmeriCredit Financial Services, Inc. d/b/a GM Financial, as Attorney-in-Fact

By:	/s/ Robert T. Pigott III

Name:	Robert T. Pigott III
Title:	Senior Vice President, Corporate Treasury

[Officer’s Certificate to Katten Corporate/Security Interest Opinion (Titling Trust)]